EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of BDM International, Inc. on Form S-8 of our report dated February 5, 1997, on our audits of the consolidated financial statements of BDM International, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1995, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





                                              COOPERS & LYBRAND L.L.P.



Washington, D.C.
March 18, 1997